EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media and Investor Contact:
Wendy Kelley
investorrelations@wd40.com
+1-619-275-9304
WD-40 Company Reschedules First Quarter 2025 Earnings Conference Call

SAN DIEGO – January 2, 2025 – WD-40 Company (NASDAQ:WDFC) today announced that it has rescheduled its first quarter 2025 earnings conference call. The call, originally scheduled for January 9, 2025, will now take place on January 10, 2025, at 2:00 PM PST. This change follows the recent announcement of the stock market closure on the original scheduled date.

A live webcast of the earnings conference call will be available on the Company’s investor relations website at http://investor.wd40company.com. The webcast will be archived and available on the website for a one-year period following the conference call.

The Company’s quarterly earnings press release will cross the wire after market close on January 10, 2025. Please visit the Company’s investor relations website to view the press release and other supporting materials.
About WD-40 Company
WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories, and homes around the world. The Company owns a wide range of well-known brands that include maintenance products and homecare and cleaning products: WD-40® Multi-Use Product, WD-40 Specialist®, 3-IN-ONE®, GT85®, 2000 Flushes®, no vac®, 1001®, Spot Shot®, Lava®, Solvol®, X-14®, and Carpet Fresh®.

Headquartered in San Diego, California, USA, WD-40 Company recorded net sales of $590.6 million in fiscal year 2024 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select Market under the ticker symbol “WDFC.” For additional information about WD-40 Company please visit https://wd40company.com/.

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